Exhibit 99.3

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Closing of Public Offering of Common Units

DENVER—(BUSINESS WIRE)—August 17, 2012—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today the closing of its previously announced public offering of 6,900,000 common units at $50.72 per common unit, which includes 900,000 common units purchased pursuant to the full exercise of the underwriters’ option to purchase additional common units.  MarkWest intends to use the net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, of approximately $338.3 million, to fund its capital expenditure program, for general working capital and for other general partnership purposes.

Barclays, BofA Merrill Lynch, Citigroup, Goldman, Sachs & Co., UBS Investment Bank, J.P. Morgan and RBC Capital Markets are acting as joint book-running managers for the offering.  The offering is being made only by means of a prospectus supplement and accompanying base prospectus.  A copy of the prospectus supplement and accompanying base prospectus associated with the offering may be obtained from the underwriters as follows:

•                  Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•                  BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, 7th Floor, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•                  Citigroup, Attention: Prospectus Dept., Brooklyn Army Terminal, 140 58th Street, 8th floor, Brooklyn, NY 11220. By email at batprospectusdept@citi.com, or Toll-Free: (800) 831-9146;

•                  Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282. By email at prospectus-ny@ny.email.gs.com, or Toll-Free: (866) 471-2526;

•                  UBS Investment Bank, Attention: Prospectus Dept., 299 Park Avenue, New York, NY 10171. Toll-Free: (877) 827-6444, ext. 561 3884.

•                  J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717. Toll-Free: (866) 803-9204; or

•                  RBC Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098. By email at CM-USA-Prospectus@rbc.com, or Toll-Free: 877-280-1299.

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available on the Securities and Exchange Commission’s (SEC) web site at

http://www.sec.gov. The common units are being offered pursuant to an effective shelf registration statement that MarkWest previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, Chairman, President & CEO

Nancy Buese, Senior VP & CFO

Josh Hallenbeck, VP of Finance & Treasurer

866-858-0482

investorrelations@markwest.com